UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2010

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

N27 W24025 Paul Court, Pewaukee, Wisconsin		53072
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2010, pursuant to a Stipulation and Consent to the Issuance of a Consent Order, CIBM Bank (the "Bank"), the Company’s wholly-owned subsidiary, consented and agreed to the issuance of a Consent Order (the "Order") by the Federal Deposit Insurance Corporation ("FDIC") and State of Illinois Department of Financial and Professional Regulation, Division of Banking ("IDFPR").

The Order essentially continues a similar order that was in place at Marine Bank prior to its merger with and into the Bank. In the Order, which imposes no fines or penalties on the Bank, the Bank and the FDIC and IDFPR agreed to the following, among other things:
• to have and maintain qualified management;
• to develop a written analysis and assessment of the Bank’s management needs within 90 days;
• to have and maintain Tier 1 capital as a percentage of total assets at a minimum of 10% and qualifying total capital as a percentage of risk-weighted assets at a minimum of 12%;
• to charge off from its books and records within 10 days any loan classified "Loss" in the Report of Examination dated October 13, 2009 ("ROE") that have not been previously collected or charged off;
• to refrain from extending additional credit to any borrower who is already obligated in any manner to the Bank on any extension of credit that has been charged off the books of the Bank or classified "Loss" in the ROE, or has been classified "Substandard," "Doubtful" or is listed for Special Mention in the ROE unless the Bank’s board makes certain declarations in writing supporting such additional credit;
• to adopt, implement and adhere to a written plan within 60 days to reduce the Bank’s risk position in each asset in excess of $300,000 which is delinquent or classified "Substandard" or "Doubtful" in the ROE;
• to formulate, adopt and implement a written plan to reduce and manage each of the concentrations of credit identified in the ROE within 45 days in a safe and sound manner;
• to refrain from declaring or paying any dividends without the prior written consent of the FDIC and the IDFPR;
• to adopt, implement and adhere to a written profit plan and a realistic, comprehensive budget for years 2010 and 2011 within 60 days and to evaluate its actual performance in relation to the plan and budget within 30 days from the end of each calendar quarter following completion of the profit plan and budget;
• to furnish to the FDIC and IDFPR written progress reports signed by each member of the Bank’s board of directors detailing the actions taken to secure compliance with the Order within 30 days from the end of each calendar quarter;
• the Bank's board of directors assumes full responsibility for the approval of sound policies and objectives and supervises all of the Bank’s activities, including the Bank's allowance for loan and lease losses and accurate reporting of the same, and monitoring the Bank's compliance with the Order.

Any material failure to comply with the provisions of the Order could result in enforcement actions by the FDIC and IDFPR. Prior to the issuance of the Order, the Company had already commenced and implemented initiatives and strategies to address the issues noted in the Order. The Bank continues to work cooperatively with its regulators and expects to fully satisfy the items contained in the Order.

The foregoing description of the Order is qualified in its entirety by reference to the Order, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The Stipulation and Consent to the Issuance of a Consent Order is also attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

A copy of the Company’s press release announcing the issuance of the Order described in this Item 1.01 is attached as Exhibit 99.1 The publication date of the press release is April 30, 2010.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 - Consent Order dated April 29, 2010.
Exhibit 10.2 - Stipulation and Consent to the Issuance of a Consent Order, dated April 29, 2010.
Exhibit 99.1 - Press Release, dated April 30, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

April 30, 2010	By:	/s/ John P. Hickey, Jr.

Name: John P. Hickey, Jr.
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

10.1	Consent Order, dated April 29, 2010.
10.2	Stipulation and Consent to the Issuance of a Consent Order, dated April 29, 2010.
99.1	Press Release, dated April 30, 2010.